Exhibit 5.1

John M. Green Q.C.
Direct +1 (709) 724 8238
john.green@mcinnescooper.com

5th Floor
10 Fort William Place
PO Box 5939
St. John’s NL
Canada A1C 5X4
Tel +1 (709) 722 8735 | Fax +1 (709) 722 1763

Our File:  140534

March 17, 2016

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador

Canada, A1E 0E4

Ladies and Gentlemen:

We have acted as counsel to Fortis Inc., a corporation organized under the laws of Newfoundland and Labrador, Canada (“Company”), in connection with the preparation and filing of a Registration Statement on Form F-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 117,000,000 common shares, without par value, of the Company (“Subject Shares”) to be issued in connection with the proposed merger (“Merger”) of Element Acquisition Sub Inc., a Michigan Corporation and an indirect subsidiary of the Company (“Merger Sub”), with and into ITC Holdings Corp., a Michigan corporation (“ITC”), pursuant to the Agreement and Plan of Merger, dated as of February 9, 2016, among the Company, ITC, FortisUS Inc. and Merger Sub (“Merger Agreement”).

In furnishing this opinion:

(a)                                 we have examined certificates of public officials and of officers and representatives of the Company and the originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below;

(b)                                 we have relied upon a certificate of the Vice President, Chief Legal Officer and Corporate Secretary of the Company dated March 17, 2016, certifying a resolution passed at a meeting of the board of directors of the Company on March 15, 2016 relating to the allotment, issuance and delivery of the Subject Shares;

(c)                                  we have assumed without investigation: (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies; and (ii) the correctness and completeness of such documents; and

mcinnescooper.com

(d)                                 we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Subject Shares to be issued by the Company have been validly authorized and, when the Registration Statement relating to the Subject Shares has become effective under the Act and the Subject Shares have been issued and delivered in accordance with the terms and conditions of the Merger Agreement (following approval of such issuance by the requisite vote of the Company’s shareholders) and in a manner contemplated by the Registration Statement, the Subject Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of Canada and the laws of the Province of Newfoundland and Labrador, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus/proxy statement which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ McInnes Cooper